WARRANT AGREEMENT
                                -----------------

     WARRANT  AGREEMENT  dated  as  of  January  12, 2000, between HYPERDYNAMICS
CORPORATION, a Delaware corporation (the "Company"), and the undersigned purchaser ("Purchaser") of shares of the Company's Series A Preferred Stock (the "Preferred Stock").

                                   WITNESSETH:

     WHEREAS, the Company has agreed to issue to Purchaser warrants ("Warrants") to purchase up to 10,000 shares (the "Shares") of common stock of the Company, $.001 par value per share (the "Common Stock") for each $100,000.00 of Series A Preferred Stock subscribed for by the Purchaser pursuant to that certain Regulation D Subscription Agreement executed by the Company and Purchaser (the "Subscription Agreement"); and

     WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to Purchaser and/or its designees, in consideration of the purchase by Purchaser of Shares of Preferred Stock;

     NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     GRANT.
            ------

     Purchaser and/or its designees are hereby granted the right to purchase, at any time from the date of this Agreement until 5:00 P.M., Atlanta, Georgia time, on January 6, 2005 (the "Warrant Exercise Term"), up to 80,000 shares at an initial Exercise Price (subject to adjustment as provided in Article 7 hereof) of $5.9125, being an amount equal to the Market Price (as defined in Section 7.1(vi)) measured from the date of Closing of the purchase of the Series A Preferred Stock in accordance with the Subscription Agreement.

     2.     WARRANT  CERTIFICATES.
            ----------------------

     The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

     3.     EXERCISE  OF  WARRANTS.
            -----------------------

     The Exercise Price may be paid in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 7 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's executive offices (currently located at 2656 South Loop West, Suite 103, Houston, TX 77054), the registered holder of a Warrant Certificate
("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares to be purchased thereunder.

     Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder of this Warrant be entitled to exercise this Warrant to purchase a number of shares of Common Stock in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates prior to such exercise, and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The opinion of the Holder's legal counsel shall be conclusive in calculating the Holder's beneficial ownership.

     4.     ISSUANCE  OF  CERTIFICATES.
            ---------------------------

     Upon  the exercise of the Warrants in accordance with the terms hereof, the issuance of certificates for the Shares shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Shares shall bear a legend substantially similar to the following:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, or (ii) upon the delivery by the holder to the Company of an opinion of counsel. Reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available."

     5.     PRICE.
            ------

            5.1.     Initial  and  Adjusted  Exercise  Price.  The  initial
                     ---------------------------------------
Exercise Price of each Warrant shall be $5.9125 per Share. The adjusted Exercise Price shall be the price which shall result from time to time from any and all adjustments of the initial Exercise Price in accordance with the provisions of
Article  7  hereof.

            5.2.     Exercise  Price.  The  term  "Exercise  Price" herein shall
                     ---------------
mean the initial Exercise Price or the adjusted Exercise Price, depending upon the context.

     6.     REGISTRATION  RIGHTS.
            ---------------------

            6.1.     Not  Registered  Under  the  Securities  Act  of 1933.  The
                     -----------------------------------------------------
Warrants and the Shares have not been registered as of the date of issuance of the Warrants under the Securities Act of 1933, as amended ("the Act").

            6.2.     Registrable  Securities.  As  used  herein  the  term
                     -----------------------
"Registrable Security" means each of the Warrants, the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 6.

            6.3.     Registration  Rights.  Holders  of  Registrable  Securities
                     --------------------
hereunder shall have the registration rights set forth in that certain Registration Agreement by and among the Company and the purchasers of the Preferred Stock.

     7.     ADJUSTMENTS  OF  EXERCISE  PRICE  AND  NUMBER  OF  SHARES.
            ----------------------------------------------------------

            7.1.     Computation  of  Adjusted  Price.  Except  as  hereinafter
                     --------------------------------
provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 7.6 hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock (other than the issuances or sales of Common Stock pursuant to rights to subscribe for such Common Stock distributed to all the shareholders of the Company and Holders of Warrants pursuant to Section 7.8 hereof) and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than either the Exercise Price in effect immediately prior to the issuance or sale of such shares or the "Market Price" (as defined in Section 7.1 (vi) hereof) per share of Common Stock or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price
(calculated  to  the  nearest  full  cent)  equal  to  the  price  determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of shares of Common Stock which the amount of all consideration, if any, received by the Company upon such issuance or sale would purchase at the Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale.

     For the purposes of any computation to be  made  in  accordance  with  this
Section  7.1,  the  following  provisions  shall  be  applicable:

          (i) In case of the issuance or sale of shares of Common Stock after the date of this Agreement for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

          (ii) In case of the issuance pr sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

          (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

          (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (iii) of this Section 7.1.

          (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

          (vi) As used herein, the phrase "Market Price," at any date shall be determined using the previous five day average closing bid price for the day or, where no sale is made on that day, the average of the closing bid and asked prices for that day on the Nasdaq Stock Market or the OTC Bulletin Board if the securities are at the time listed or quoted thereon, respectively, or, if it is not so listed or quoted, on any other national securities exchange selected by the Company on which it is at the time listed. If at the applicable time the Common Stock is quoted on the OTC Bulletin Board, the foregoing calculations shall be based on a Trade and Quote Summary Report from the OTC Bulletin Board Research Service if available, and if not, on any other publicly available data reasonably deemed reliable by the Company.

            7.2.     Options. Rights.  Warrants and Convertible and Exchangeable
                     -----------------------------------------------------------
Securities.  Except  in  the case of the Company issuing rights to subscribe for
----------
shares of Common Stock distributed to all the shareholders of the Company and Holders of Warrants pursuant to Section 7.8 hereof, if the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, (i) for a consideration per share less than (a) the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or (b) the Market Price, or (ii) without consideration, then the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of
Section  7.1  hereof,  provided  that:

                     (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under all the outstanding options, rights or warrants shall be deemed to be issued and outstanding at the time all the outstanding options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in the options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for the options, rights or warrants, and if no minimum price is provided in the options, rights or warrants, then the consideration shall be equal to zero; provided, however, that upon the expiration or other termination of the options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (v) of Section 7.1 hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                     (b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection (b) (and for the purpose of subsection (v) of Section 7.1 hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or temiinated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                     (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection
(a) of this Section 7.2, or in the price per share at which the securities referred to in subsection (b) of this Section 7.2 are convertible or exchangeable, the options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

          7.3.     Subdivision and Combination. In case the Company shall at any
                   ---------------------------
time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          7.4.     Adiustment  in  Number of Shares. Upon each adjustment of the
                   --------------------------------
Exercise Price pursuant to the provisions of this Article 7, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          7.5.     Reclassification,  Consolidation. Merger. etc. In case of any
                   ---------------------------------------------
reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the shares of Common Stock underlying the Warrants inmiediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.

          7.6.     NoAdjustment  of  Exercise  Price  in  Certain  Cases.  No
                   -----------------------------------------------------
adjustment of the  Exercise  Price  shall  be  made:

                  (a) Upon the issuance or sale of shares of Common Stock upon the exercise of the Warrants; or

                  (b) Upon (i) the issuance by the Company of any shares of Common Stock pursuant to the conversion of shares of the Preferred Stock,
(II) the issuance of options pursuant to the Company's employee stock option plans in effect on the date hereof or subsequently adopted or the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any such options, or (iii) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants previously issued and outstanding on the date hereof; or

                  (C) Upon the issuance of shares of Common Stock pursuant to contractual obligations existing on the date hereof;

                  (d) If the amount of said adjustment shall be less than ten cents ($.10) per Share, provided however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least ten cents ($.10) per Share; or

                  (e) The sale or issuance of shares of Common Stock if such Common Stock constitutes "restricted securities" under Rule 144 of the Act, Provided that such shares are sold for a consideration per share at least as great as the initial Exercise Price.

          7.7.     Dividends and Other Distributions with Respect to Outstanding
                   -------------------------------------------------------------
Securities.  In  the  event  that  the  Company  shall  at any time prior to the
----------
exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder or Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 7.7.

          7.8.     Subscription  Rights  for  Shares  of  Common  Stock or Other
                   -------------------------------------------------------------
Securities.  In the case the Company or an affiliate of the Company shall at any
----------
time after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of the unexercised Warrants shall be entitled, in addition to the shares of Common Stock or any other securities of the Company or of such affilitate to all the shareholders of the Company, the holders of the unexericised Warrants shall be entitled, in addition to the shares of common stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

     8.     EXCHANGE  AND  REPLACEMENT  OF  WARRANT  CERTIFICATES.
            ------------------------------------------------------

     Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     9.     ELIMINATION  OF  FRACTIONAL  INTERESTS.
            --------------------------------------

     The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

     10.     RESERVATION  OF  SECURITIES.
             ----------------------------

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non- assessable and not subject to the preemptive rights of any shareholder.

     11.     NOTICES  TO  WARRANT  HOLDERS.
             ------------------------------

     Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                     (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                     (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                     (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirely shall be proposed; then, in any one or more of said events, the Company shall give written notice to the Holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     12.     NOTICES.
             --------

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or two days after it is mailed by registered or certified mail, return receipt requested:

                     (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                     (b)     If  to  the  Company,  to the  address set forth in
Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

     13.     SUPPLEMENTS  AND  AMENDMENTS.
             -----------------------------

     The Company and Purchaser may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Purchaser may deem necessary or desirable and which the Company and Purchaser deem not to adversely affect the interests of the Holders of Warrant Certificates.

     14.     SUCCESSORS.
             -----------

     All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

     15.     TERMINATION.
             ------------

     This Agreement shall terminate at the close of business on January 6, 2005. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of the Warrants have been resold to the public; provided, however, that the provisions of Article 6 shall survive such termination until the close of business on January 6, 2005.

     16.     GOVERNING  LAW.
             ---------------

     This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

     17.  BENEFITS  OF  THIS  AGREEMENT.
          ------------------------------

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Purchaser and any other registered holder or holders of the Warrant Certificates, Warrants or the Shares any legal or equitable right, remedy or claim und~r this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Compan~' and any other holder or holders of the Warrant Certificates, Warrants or the Shares.

     18.  LIMITED  TRANSFERABILITY.
          -------------------------

     The Warrants shall be transferable or assignable by Purchaser, in whole or in part, only (i) to any successor firm or corporation of Purchaser, (ii) to any of the directors, officers, employees, attorneys, consultants, partners, agents or subsidiaries of Purchaser or of any such successor firm or (iii) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution and is so transferable only upon the books of the Company which it shall cause to be maintained for the purpose. The Company may treat the registered holder of the Warrants as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any holder of a Warrant or his duly authorized attorney, upon wntten request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of the Warrants.

     19.  COUNTERPARTS.
          -------------

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

(CONTINUED  ON  FOLLOWING  PAGE)

     1N WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                                    HYPERDYNAMICS  CORPORATION

                                                    By:   /s/  KENT  P.  WATTS
                                                          ----------------------
                                                    Name: KENT  P.  WATTS
                                                          ----------------------
                                                    Title:PRESIDENT
                                                           ---------------------
Attest:  /s/  Robert  J.  Hill
         ---------------------
Name:    Robert  J.  Hill
         ---------------------
Title:   VICE  PRESIDENT
        ----------------------

                                                    PURCHASER:

                                                    CACHE CAPITAL USA L.P.

                                                    By:
                                                       -------------------------
                                                    Name:
                                                         -----------------------
                                                    Title:
                                                          ----------------------


Attest:
       ---------------------
Name:
     -----------------------
Title:
      ----------------------

     1N WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                                    HYPERDYNAMICS CORPORATION

                                                    By:
                                                       -------------------------
                                                    Name:
                                                         -----------------------
                                                    Title:
                                                          ----------------------


Attest:
       ---------------------
Name:
     -----------------------
Title:
      ----------------------

                                                    PURCHASER:
                                                    Cache  Capital  USA  L.P.
                                                    ---------------------------
                                                    By:  /s/Joseph  C.  Carouse
                                                       ------------------------
                                                    Name: Joseph  C.  Carouse
                                                          ---------------------
                                                    Title: Investment  Manager
                                                           --------------------

Attest:
       ---------------------
Name:
     -----------------------
Title:
      ----------------------

                                    EXHIBIT A
                                    ---------

      THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED
OR  SOLD  EXCEPT  (i)  PURSUANT  TO  AN  EFFECTIVE  REGISTRATION  STATEMENT
UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE
COMPANY  OF  AN  OPINION  OF  COUNSEL,  REASONABLY  SATISFACTORY  TO
COUNSEL  FOR  THE  ISSUER,  STATING  THAT  AN  EXEMPTION  FROM  REGISTRATION

UNDER  SUCH  ACT  IS  AVAILABLE.

THE  TRANSFER  OR  EXCHANGE  OF  THE  WARRANTS  REPRESENTED  BY  THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                5:00 P.M., AThANTA, GEORGIA TIME, JANUARY 6,2005
No.A-l                                                            _____ Warrants


                               WARRANT CERTIFICATE

     This Warrant Certificate certifies that _______________________ is the registered holder of _________ Warrants to purchase, at any time from , 2000 until 5:00 P.M. Atlanta, Georgia time on January 6, 2005 ("Expiration Date"), up to _________ shares ("Shares") of fully-paid and non-assessable common stock, $.00l par value ("Common Stock"), of Hyperdynamics Corporation, a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $_____ per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of ________ ____ between the Company and ____________________ (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

     No Warrant may be exercised after 5:00 P.M., Atlanta, Georgia time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the

Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the, request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferees) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:                                                HYPERDYNAMICS  CORPORATION
      ----------------------
                                                    By:
                                                       -------------------------
                                                    Name:
                                                         -----------------------
                                                    Title:
                                                          ----------------------


Attest:
       ---------------------
Name:
     -----------------------
Title:
      ----------------------

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ___________ Shares and herewith tenders in payment for such Shares cash or a certified or official bank cheek payable to the order of ______________________________ in the amount of $ _________ all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of __________________________________________________, whose address is
_________________________________________________________________and  that  such
Certificate be delivered to __________________________________, whose address is

Dated: _________________________         Signature: ____________________________

                                         (Signature must conform in all respects
                                         to name  of  holder as specified on the
                                         face  of the Warrant Certificate.)

------------------------------

------------------------------
(Insert Social Security or
Other Identifying Number of
Holder)

                              [FORM OF ASSIGNMENT]


             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)

FOR  VALUE  RECEIVED  _______________________________  hereby sells, assigns and transfers unto_______________________________________________
                                   (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: _________________________         Signature: ____________________________

                                         (Signature must conform in all respects
                                         to name  of  holder as specified on the
                                         face  of the Warrant Certificate.)

------------------------------

------------------------------
(Insert Social Security or
Other Identifying Number of
Holder)